Exhibit 4.2

CONATUS PHARMACEUTICALS INC.

FIRST AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

February 9, 2011

i

TABLE OF CONTENTS

(continued)

		Page

4.4	Failure to Exercise Right	18

4.5	Rights of Affiliated Investors	18

4.6	Assignment	18

4.7	Termination	18

SECTION 5.	MISCELLANEOUS	18

5.1	Entire Agreement; Successors and Assigns	18

5.2	Aggregation of Stock	18

5.3	Governing Law	19

5.4	Counterparts	19

5.5	Headings	19

5.6	Notices	19

5.7	Amendment of Agreement; Waivers	19

5.8	Additional Investors	19

ii

CONATUS PHARMACEUTICALS INC.

FIRST AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FIRST AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of February 9, 2011, by and among CONATUS PHARMACEUTICALS INC., a Delaware corporation (the “Company”), and each of the entities and persons listed on Schedule A hereto (collectively, the “Investors”).

RECITALS

A. Certain of the Investors are purchasing shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), pursuant to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).

B. The Company and certain of the Investors are party to that certain Investor Rights Agreement dated as of October 27, 2006 among the Company and the parties named therein (the “Prior Agreement”).

C. The Company and the Investors party to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety pursuant to Section 5.7 thereof and to accept the rights and obligations provided herein in lieu of such previously granted rights and obligations.

D. The obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

THE PARTIES AGREE AS FOLLOWS:

SECTION 1.    CERTAIN DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Form S-3” shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

(e) “Founders” shall mean Steven J. Mento, Alfred P. Spada, Charles J. Cashion and Jennifer Giottonini Cayer.

(f) “Holder” shall mean any Person entering into this Agreement and any holder of outstanding Registrable Securities or an assignee or transferee of Registration rights as permitted by Section 3.8.

(g) “Initiating Holders” shall mean Holders who in the aggregate hold at least thirty percent (30%) of the Registrable Securities.

(h) “Major Investor” shall mean any Investor or subsequent holder of at least 1,000,000 shares of Preferred Stock or the Common Stock issued upon conversion thereof (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like with respect to such shares). For purposes of determining the status of an Investor as a “Major Investor,” shares of Preferred Stock and Common Stock of any general partners, managing members and Affiliates of such Investor shall be deemed to be shares of such Investor.

(i) “Material Adverse Event” shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would reasonably be expected to materially adversely affect the business, properties, prospects or financial condition of the Company.

(j) “Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.

(k) “Preferred Directors” shall mean the Series A Directors and the Series B Directors.

(l) “Preferred Stock” shall mean the Company’s Series A Preferred Stock and Series B Preferred Stock.

(m) “Qualified Public Offering” shall mean a firmly underwritten public offering of the Company’s Common Stock Registered pursuant to the Securities Act on Form S-1 (as defined in the Securities Act) or any successor form, provided, however, that (i) the per share price to the public is not less than $2.70 (equitably adjusted for all stock splits, sub-divisions, stock dividends, combinations and the like), (ii) the aggregate gross proceeds to the Company are not less than $30,000,000, and (iii) the Company’s Common Stock is listed on a national exchange or the Nasdaq Stock Market in connection with such public offering.

(n) The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

(o) “Registrable Securities” shall mean (i) all Common Stock not previously sold to the public issued or issuable upon conversion of any of the Preferred Stock purchased by or issued to the Investors, (ii) all shares of Common Stock owned by the Investors, (iii) any shares of Common Stock issued or issuable upon conversion of any Preferred Stock granted registration rights pursuant to Section 3.7 of this Agreement, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in clauses (i) through (iii) of this definition.

(p) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.1 or 3.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and disbursements of not more than one (1) special counsel for the Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

2

(q) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(r) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

(s) “Series A Directors” shall mean the directors elected solely by the holders of the Company’s Series A Preferred Stock.

(t) “Series B Directors” shall mean the directors elected solely by the holders of the Company’s Series B Preferred Stock.

(u) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction, or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2.    COVENANTS OF THE COMPANY

2.1 Financial Statements and Reports to Stockholders; Budget. The Company shall deliver to each Major Investor:

(a) As soon as practicable after the end of each fiscal year of the Company, but in any event within one hundred twenty (120) days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders’ equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”), and shall be accompanied by the opinion of independent public accountants of recognized standing selected by the Company.

(b) As soon as practicable after the end of each of the first three fiscal quarters of each fiscal year of the Company, but in any event within forty-five (45) days thereafter, (i) unaudited financial statements of the Company on a quarterly basis prepared in accordance with GAAP and fairly reflecting the fiscal affairs of the Company to the date thereof (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made) and (ii) a summary of actual performance versus budgeted performance for such fiscal quarter in form and substance reasonably acceptable to the Investors.

(c) As soon as practicable after the end of each month, but in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such month and consolidated statements of income and cash flow for such month and for the current fiscal year to date, which shall be in reasonable detail.

(d) Within thirty (30) days prior to the end of each fiscal year, an operating budget and plan respecting the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company.

3

2.2 Confidentiality. Each Investor agrees and will cause any representative of the Investor to hold in confidence and trust and not use or disclose any information provided to or learned by it in connection with its rights under this Section 2, except that such Investor may disclose such information to any general partner, limited partner, member, subsidiary or parent (and their respective representatives) of such Investor for the purpose of evaluating its investment in the Company as long as (a) such general partner, limited partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 2.2 and (b) such Investor uses its commercially reasonable best efforts to ensure that such general partner, limited partner, member, subsidiary or parent agrees to hold such information in confidence as provided herein. Notwithstanding the foregoing, however, the obligation of each Investor to hold information confidential as provided herein or any other document or agreement relating thereto shall not prohibit such Investor from disclosing such information: (i) to its board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that such persons agree to hold such information confidential as provided herein and in such provisions (as modified by this paragraph); (ii) to any prospective purchaser of any shares of the Company owned by such Investor as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions as provided herein or in such provisions (as modified by this paragraph); (iii) to such Investor’s investment advisor or any investment companies managed by such Investor’s investment advisor, provided that such persons agree to hold such information confidential as provided herein or in such provisions (as modified by this paragraph); or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning such Investor or the Company. Furthermore, nothing in this Section 2.2 shall restrict any Investor’s ability to disclose the existence or nature of its relationship with the Company, the nature or amount of its investment in securities of the Company or to provide its Affiliates with quarterly, annual or other reports and such other information about the Company prepared by such Investor in the ordinary course of its business, provided that said Investor takes commercially reasonable measures to ensure that any such Affiliates protect the confidential nature of such confidential information.

2.3 Proprietary Information and Inventions Agreements. The Company agrees to require each employee and officer of the Company to execute the form of proprietary information and inventions assignment agreement previously provided to the Investors or their counsel, and each consultant and advisor of the Company to execute an agreement that provides for confidential treatment of the Company’s proprietary information as a condition of employment or engagement, or continued employment or engagement, as the case may be, unless otherwise approved by the Board.

2.4 Restriction on Sales by Employees. The Company and Holders agree that, until the time of a Qualified Public Offering, first, the Company, and second, the Investors will have a right of first refusal on all transfers of Common Stock by employees of the Company, subject to transfers to family members or trusts for the benefit of family members and other limited exceptions as determined by the Board. The Company agrees to include appropriate language to this effect in its Bylaws or in future employment agreements, stock option and/or restricted stock grants, or other similar agreements with employees.

2.5 Qualified Small Business. The Company covenants that so long as any Preferred Stock, or the Common Stock into which such shares are converted, are held by a Holder in whose hands such shares of Common Stock are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to each Holder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Preferred Stock, or the Common Stock into which such shares are converted, to qualify as Qualified Small Business Stock.

4

2.6 Board Meeting; Compensation of Directors. The Company hereby covenants that so long as the holders of Preferred Stock are entitled to appoint any members of the Board of Directors pursuant to the Company’s Restated Certificate of Incorporation, the Board shall not meet less frequently than quarterly. The Board will determine the compensation for all directors. All out-of-pocket and travel expenses of the directors incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company.

2.7 Stock Vesting. Unless otherwise approved by the Board, including a majority of the Preferred Directors, all stock options and stock awards (other than those certain stock options contemplated by Section 6.15 of the Purchase Agreement) granted after the date of this Agreement to employees, consultants and other service providers shall be subject to four year vesting as follows: (a) 25% of such stock shall vest at the end of the first year following the date of grant and (b) 75% of such stock shall vest monthly over the remaining three years.

2.8 Property Insurance. Except as otherwise decided in accordance with policies adopted by the Board, including a majority of the Preferred Directors, the Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, and the Company will maintain, with financial sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

2.9 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor.

2.10 Termination of Covenants. The covenants of the Company set forth in this Section 2 shall be terminated and be of no further force or effect upon the earlier of (a) the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering, (b) the date when no shares of Registrable Securities or Preferred Stock shall be outstanding and (c) the date the Company becomes a reporting company under the Securities and Exchange Act of 1934, as amended.

SECTION 3.    REGISTRATION RIGHTS

3.1 Demand Registration.

3.1.1. Request for Registration on Form other than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (i) two (2) years after the date of this Agreement and (ii) six (6) months after the effective date of the Company’s initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least thirty percent (30%) of the then outstanding Registrable Securities, or a lesser percentage if the reasonably anticipated aggregate offering price to the public (before deduction of underwriter discounts and commissions) is not less than Five Million Dollars ($5,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 3.1.1:

(i) at any such time as the Company has effected two (2) such Registrations in any twelve (12)-month period pursuant to this Section 3.1.1 and such Registrations have been declared effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, has kept effective for up to 120 days, or until the distribution described in such Registration Statement is completed, if earlier;

5

(ii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the Registration Statement pertaining to any public offering, other than pursuant to a Special Registration Statement; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such Registration Statement to become effective;

(iii) if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to Section 3.1.1, the Company gives notice to the Holders of the Company’s intention to file a Registration Statement for a public offering, other than pursuant to a Special Registration Statement, within ninety (90) days; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such Registration Statement to become effective; or

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.3 below.

3.1.2. Right of Deferral of Registration on Form other than Form S-3. If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.1, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

3.1.3. Request for Registration on Form S-3. Subject to the terms of this Agreement, in the event that the Company receives from one or more Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to Register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities which such Holders in their good faith discretion determine would have an anticipated offering price to the public of at least One Million Dollars ($1,000,000), the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within thirty (30) days after written notice from the Company of the proposed Registration. There shall be no limit to the number of occasions on which the Company shall be obligated to effect Registration under this Section 3.1.3, but the Company shall not be required to effect more than two (2) such Registrations in any twelve (12)-month period. Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration pursuant to this Section 3.1.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

6

(iii) if within fifteen (15) days of receipt of a written request from any Holder or Holders pursuant to this Section 3.1.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such Registration Statement to become effective; or

(iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.3, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Holders requesting such Registration; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

3.1.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 3 may, subject to the provisions of Section 3.1.5, include securities of the Company other than Registrable Securities.

3.1.5. Underwriting in Demand Registration.

a. Notice of Underwriting.

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1, and the Company shall include such information in the written notice referred to in Section 3.1.1 or 3.1.3. In such event, the right of any Holder to Registration pursuant to Section 3 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.

b. Inclusion of other Holders in Demand Registration.

If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities issued by the Company other than Registrable Securities, request inclusion in such Registration, the Holders of a majority of the Registrable Securities to be Registered by the Holders in the applicable Registration, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 3.1.

c. Selection of Underwriter in Demand Registration.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being Registered and agreed to by the Company.

d. Marketing Limitation in Demand Registration.

In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of

7

Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities other than Registrable Securities and (ii) next the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.1.5(d) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

e. Right of Withdrawal in Demand Registration.

If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven (7) business days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

3.1.6. Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 3.1, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

3.2 Piggyback Registration.

3.2.1. Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand Registration rights) on a form (other than a Registration on Form S-4 and Form S-8, as those forms are issued by the Commission or any substantially similar forms then in effect) that would be suitable for a Registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after receipt of such written notice from the Company.

8

3.2.2. Underwriting in Piggyback Registration.

a. Notice of Underwriting in Piggyback Registration.

If the Registration of which the Company gives notice pursuant to Section 3.2.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.2.

b. Marketing Limitation in Piggyback Registration.

In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to Section 3.2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 3.2.2(c)) may:

i. in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from such Registration and underwriting; provided that no other stockholder’s securities are included in such offering; and

ii. in the case of any subsequent registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values); provided that no other stockholder’s securities are included in such offering.

c. Allocation of Shares in Piggyback Registration.

In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 3.2.2(b)) in the following manner: The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Holders pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

d. Withdrawal in Piggyback Registration.

If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) business days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

9

3.2.3. Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 3.2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

3.3 Expenses of Registration. All Registration Expenses incurred in connection with two (2) Registrations pursuant to Section 3.1.1, all Registrations pursuant to Section 3.1.3 (Form S-3) and all Registrations pursuant to Section 3.2 shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand Registration pursuant to Section 3.1; provided further, however, that if at the time of such withdrawal, (a) the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request and (b) the Holders have withdrawn the request with reasonable promptness following disclosure by the Company of such Material Adverse Event, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1. All Selling Expenses shall be borne by the respective holders of the securities Registered pro rata on the basis of the number of shares registered.

3.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will:

(a)

Keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (i) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request. With respect to clause (i) of the preceding sentence, the Company may at any time upon written notice to the participating Holders and for a period not to exceed thirty (30) days thereafter (the “Suspension Period”) delay the filing or effectiveness of any Registration Statement or suspend the use or effectiveness of any Registration Statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the

10

Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive thirty (30) days with the consent of the Holders of a majority of the Registrable Securities proposed to be sold by the Holders in the applicable Registration, which consent shall not be unreasonably withheld. If so directed by the Company, the Holders shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b)	Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for a period of up to one hundred twenty (120) days;

(c)	Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when the Company becomes aware of the happening of any event as a result of which the Registration Statement or the prospectus included in such Registration Statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration Statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such Registration Statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such Registration Statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request;

(d)	Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by law;

(e)	Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f)	Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

11

(g)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

(h)	Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).

3.5 Information Furnished by Holder. It shall be a condition precedent of the Company’s obligations under Section 3 of this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

3.6 Indemnification.

3.6.1. Company’s Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, managers, stockholders, members, partners, legal counsel for the Holders and each person controlling such Holder (each, a “Holder Indemnified Party”), with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter (each, an “Underwriter Indemnified Party”), against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder Indemnified Party and Underwriter Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 3.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim,

12

loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder Indemnified Party and Underwriter Indemnified Party and stated to be for use in connection with the offering of securities of the Company to which such claim, loss, damage, liability or expense relates.

3.6.2. Holder’s Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers that has signed the Registration Statement, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document incident to such Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company to which such claim, loss, damage, liability or expense relates; provided, however, that the indemnity contained in this Section 3.6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld); and provided, further, that each Holder’s liability under this Section 3.6.2 shall be several, and not joint with other Holders, and shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such Registration.

3.6.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the indemnifying party and the indemnified party in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 3.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 3.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 3.6.

13

3.6.4. Contribution. If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that, in no event shall any contribution by a Holder under this Subsection 3.6 exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

3.6.5. Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.6.6. Survival. The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 3, and otherwise. No indemnifying party, in defense of any claim of litigation set forth under this Section 3.6, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.7 Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company shall not enter into any other agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of at least a majority of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

3.8 Transfer of Rights. The right to cause the Company to Register securities granted by the Company to the Investors under Sections 3.1 and 3.2 may be assigned by any Holder to a transferee or assignee of any Preferred Stock or Registrable Securities not sold to the public acquiring at least twenty percent (20%) of such Holder’s Registrable Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like); provided, however, that the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum amount of shares which must be transferred, (a) any Holder which is a partnership may transfer such Holder’s rights to such Holder’s constituent partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire Preferred Stock or Registrable Securities by gift, will or intestate succession), (b) any Holder which is a natural person may transfer such Holder’s rights to any immediate family member, niece or nephew or to any trust created for the benefit of such Holder or his or her immediate family members, nieces or nephews, and (c) any Holder may transfer such Holder’s

14

rights to an Affiliate, subject in each case to such transferee’s agreeing to be bound by the rights and restrictions of this Agreement. The rights under Sections 4 and 5 may be assigned by an Investor only as provided in such Sections.

3.9 Market Stand-off. If requested in writing by the Company or the underwriters for the initial public offering of the Company’s Common Stock, each holder of Registrable Securities who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Securities or any other securities of the Company (other than shares of Registrable Securities or other securities of the Company being registered in such offering), without the consent of the Company or such underwriters, for a period of not more than one hundred eighty (180) days following the effective date of the Registration Statement relating to such offering (or such other period as may be reasonably requested by the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, however, that the Company shall use commercially reasonable efforts to convince such managing underwriters to allow for alternative means of liquidity for the holders if, in the opinion of such managing underwriters, such liquidity can be provided without an adverse impact on such initial public offering; and, provided, further, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this section. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company, or the Company’s underwriters, which are consistent with the foregoing, or which are reasonably necessary to give further effect thereto.

3.10 No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Registrable Securities. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a “no-action” letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, the inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders), or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 3.10 does not apply. The Registration rights of the Holders of Preferred Stock set forth in this Agreement are conditioned upon the conversion of the Preferred Stock with respect to which Registration is sought into Common Stock prior to the effective date of the Registration Statement.

3.11 Sale of Preferred Stock to Underwriter. Notwithstanding any provision in this Agreement to the contrary, in lieu of converting any Preferred Stock prior to the filing of any Registration Statement filed pursuant to this Agreement, the holder of such Preferred Stock may sell such Preferred Stock to the underwriters of the offering being Registered upon the undertaking of such underwriters to convert the Preferred Stock on or prior to the closing date of the offering. If and when the Preferred Stock are converted in accordance with their applicable terms and conditions, the Company agrees to cause the Common Stock issuable on the conversion of the Preferred Stock to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

15

3.12 Rule 144 Requirements. Immediately after the date on which a Registration Statement filed by the Company under the Securities Act becomes effective, the Company agrees to make and keep publicly available, and available to the Holders of Registrable Securities, such information as is necessary to enable the holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act. The Company shall furnish to any holder of Registrable Securities, upon request, a written statement executed by the Company that it has complied with the current public information requirements of Rule 144, and if it has not so complied, an explanation of any non-compliance.

3.13 Termination of Company Agreements. The Registration rights set forth in Sections 3.1 and 3.2 shall terminate seven (7) years after the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering or, as to any Holder, at any time following the effective date of the Company’s first Qualified Public Offering, when such Holder is entitled to sell all of such Investor’s Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act during any three-month period.

SECTION 4.    RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal. The Company hereby grants to each Major Investor the right of first refusal to purchase such Major Investor’s pro rata share of New Securities (as defined in Section 4.2) which the Company may from time to time propose to sell and issue (the “Right of First Refusal”). For purposes of the Right of First Refusal, a Major Investor’s pro rata share (the “Pro Rata Share”) shall be determined as follows: a Major Investor’s pro rata share shall be equal to that number or amount of New Securities to be sold multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued or issuable to such Major Investor upon conversion of all Preferred Stock owned by such Major Investor (including any shares of Common Stock issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as, a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Preferred Stock) and the denominator of which shall be the total number of shares of the Company’s Common Stock deemed to be outstanding assuming the conversion of all outstanding Preferred Stock. Notwithstanding the foregoing, any Major Investor may, at the time it accepts the Company’s offer, subscribe to purchase any or all of the securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Investors. All such Oversubscription Securities shall be allocated on a pro rata basis among those Major Investors subscribing to purchase them. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. The Right of First Refusal shall be subject to the following provisions:

4.2 Definition of New Securities. “New Securities” shall mean any shares of Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase such shares of Common Stock or Preferred Stock, and all other securities having equity features, such as convertible notes or notes issued in conjunction with options or warrants; provided that “New Securities” shall not include:

(a)	securities issued upon the conversion of any Preferred Stock, bonds, debentures, notes or other evidences of indebtedness, and any options, warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock, in each case outstanding on the date hereof or subsequently issued after the date hereof in accordance with the exceptions to “New Securities” set forth in this Section 4.2.

16

(b)	securities issued or sold pursuant to (i) the Purchase Agreement or (ii) the Company’s 2006 Equity Incentive Plan as in effect on the date hereof and as may be amended from time to time with the approval of the Board of Directors, including a majority of the Preferred Directors.

(c)	securities issued to effect any stock split, stock dividend or recapitalization of the Company;

(d)	securities issued as a dividend on the Company’s stock;

(e)	securities issued to the Company’s employees or officers or directors or outside consultants or contractors pursuant to a plan, agreement or arrangement (including the reissuance of shares repurchased by the Company from employees or consultants of the Company) in each case to the extent duly approved by the Board, including a majority of the Preferred Directors;

(f)	securities issued to lenders, financial institutions, equipment lessors, or real estate lessors to the Company in connection with a bona fide borrowing or leasing transaction approved by the Board, including a majority of the Preferred Directors;

(g)	securities issued pursuant to (i) the acquisition of another business by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization whereby the Company or its stockholders own not less than a majority of the voting power of the surviving or successor business or (ii) the acquisition of technology or other intellectual property by outright purchase or (iii) a bona fide license of intellectual property, whether an in-license or out-license of such intellectual property, in each case on terms approved by the Board, including a majority of the Preferred Directors;

(h)	securities issued to vendors, suppliers, customers, service providers or other persons affiliated with such organizations with which the Company has a commercial relationship on terms approved by the Board, including a majority of the Preferred Directors;

(i)	securities issued (i) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (ii) to underwriters in connection with such a public offering, in each case on terms approved by the Board, including a majority of the Preferred Directors; and

(j)	any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (a) through (i) above.

4.3 Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice (the “Notice”) of its intention, describing the type of New Securities, the price, and the principal terms upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days from the delivery of the Notice to agree to purchase up to the Major Investor’s Pro Rata Share for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event any of the Major Investors do not subscribe to purchase its Pro Rata Share, the Company will promptly

17

provide an additional notice to the Major Investors who have subscribed to purchase their Pro Rata Shares as to the amount of Oversubscription Securities (the “Oversubscription Notice”). Each such Major Investor shall have ten (10) days from the delivery of such Oversubscription Notice to agree to purchase the Oversubscription Securities up to the amount set forth in such Major Investor’s written notice to the Company, and the exact amount to be purchased by each such Major Investor shall be determined in accordance with Section 4.1 hereof.

4.4 Failure to Exercise Right. In the event a Major Investor does not elect to purchase all of such Major Investor’s Pro Rata Share of the New Securities pursuant to Section 4.1 and such New Securities are not purchased by other Major Investors, the Company shall have forty five (45) days after the last date on which any Major Investor’s right to purchase lapsed to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell any unsubscribed portion of the New Securities at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not sold the New Securities within said 45-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Major Investors in the manner provided in this Section 4.

4.5 Rights of Affiliated Investors. For the purposes of this Section 4, Investors who are Affiliates of one or more other Investors shall, at the election of an Investor and one or more such Affiliates, be treated as a group (an “Investor Group”). Members of an Investor Group shall have the right to reallocate the rights granted by this Section 4 among themselves as they determine.

4.6 Assignment. The Right of First Refusal set forth in this Section 4 may not be assigned or transferred, except that each Investor shall have the right to assign its right to purchase securities under this Section 4 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such transfer, to be bound by all the provisions of Sections 3.9, 5 and 6 of this Agreement.

4.7 Termination. The Right of First Refusal granted under this Section 4 shall not apply to, and shall terminate on and be of no further force or effect upon the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering.

SECTION 5.    MISCELLANEOUS.

5.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company, the Investors and the Holders concerning Registration rights, is superseded by this Agreement, and upon execution and delivery of this Agreement by the parties hereto, the Prior Agreement shall be of no further force and effect and is hereby amended and restated as set forth herein. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

5.2 Aggregation of Stock. All Preferred Stock and Registrable Securities held or acquired by affiliated entities or persons shall be aggregate together for the purpose of determining the availability of any rights under this Agreement.

18

5.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS.

5.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

5.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or airmail, if notice shall be sent outside the United States), postage prepaid, or five (5) days after delivery to a nationally known air courier company, addressed (i) if to the Company, to the Company’s address as set forth below the Company’s name on the signature page of this Agreement and (ii) if to an Investor, to such Investor’s address as set forth on the signature page of this Agreement, or at such other address as the Company or such Investor may designate by ten (10) days, advance written notice to the other parties hereto.

5.7 Amendment of Agreement; Waivers. Subject to Section 3.7, any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by the Holders of at least (i) a majority of the Registrable Securities and (ii) a majority of the Preferred Stock then outstanding; provided, however, that with respect to any amendment or waiver adversely affecting the rights hereunder of the Preferred Stockholders of any class or series of Preferred Stock in a manner that is different in any material respect from the manner in which the rights hereunder of the Preferred Stockholders of any other class or series of Preferred Stock are being adversely affected by such amendment or waiver, then the consent of the Holders of (x) at least a majority of the issued and outstanding shares of Series A Preferred Stock and (y) at least 66.67% of the issued and outstanding shares of Series B Preferred Stock is required to effect such amendment or waiver. Any amendment or waiver effected in accordance with Section 3.7 or this Section 5.7 shall be binding upon the Company and all Holders and each of their respective successors and assigns.

5.8 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series B Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series B Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder and Schedule A shall be amended accordingly.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CONATUS PHARMACEUTICALS INC.

By:	/s/ Steven J. Mento
Name:	Steven J. Mento, Ph.D.
Title:	President and Chief Executive Officer

Address:	4365 Executive Drive, Suite 200
San Diego, California 92121
Fax No.: (858) 558-8920

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

AGECHEM VENTURE FUND L.P.

By:	/s/ Louis Lacasse
Name:	Louis Lacasse
Title:

Address:	1001 De Maisonneuve Blvd. West Suite 920 Montreal, Quebec H3A 3C8 Canada

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

ABERDARE VENTURES III, L.P., a Delaware limited partnership
By:	Aberdare GP III, L.L.C.,
Its General Partner

By:	/s/ Paul H. Klingenstein
	Name:	Paul H. Klingenstein
	Title:	Manager

ABERDARE PARTNERS III, L.P., a Delaware limited partnership
By:	Aberdare GP III, L.L.C.,
Its General Partner

By:	/s/ Paul H. Klingenstein

	Name:	Paul H. Klingenstein
	Title:	Manager

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

ADVENT PRIVATE EQUITY FUND III ‘A’

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund III ‘A’

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	25 Buckingham Gate
London, United Kingdom
SW1E 6LD

ADVENT PRIVATE EQUITY FUND III ‘B’

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund III ‘B’

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	25 Buckingham Gate
London, United Kingdom
SW1E 6LD

ADVENT PRIVATE EQUITY FUND III ‘C’

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund III ‘C’

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	25 Buckingham Gate
London, United Kingdom
SW1E 6LD

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

ADVENT PRIVATE EQUITY FUND III ‘D’

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund III ‘D’

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	25 Buckingham Gate
London, United Kingdom
SW1E 6LD

ADVENT PRIVATE EQUITY FUND III GmbH & Co KG

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund III GmbH & Co. KG

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	Theresienstrasse 6
Munich 80333, Germany

ADVENT PRIVATE EQUITY FUND III AFFILIATES

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund III Affiliates

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	25 Buckingham Gate
London, United Kingdom
SW1E 6LD

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

ADVENT MANAGEMENT III LIMITED PARTNERSHIP

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Management III Limited Partnership

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	50 Lothian Road
Festival Square
Edinburgh, EH3 9WJ

ADVENT PRIVATE EQUITY FUND IV

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Private Equity Fund IV

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	25 Buckingham Gate
London, United Kingdom
SW1E 6LD

ADVENT MANAGEMENT IV LIMITED PARTNERSHIP

By:	Advent Venture Partners LLP,
Acting in its capacity as Manager of Advent Management IV Limited Partnership

	By:	/s/ L. Gabb
	Name:	L. Gabb
	Title:	Partner

Address:	50 Lothian Road
Festival Square
Edinburgh, EH3 9WJ

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

BAY CITY CAPITAL MANAGEMENT IV, LLC
GENERAL PARTNER OF:
BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P.
BY:	BAY CITY CAPITAL LLC, ITS MANAGER

By:	/s/ Carl Goldfischer
Name:	Carl Goldfischer
Title:	Manager and Managing Director

BAY CITY CAPITAL MANAGEMENT IV, LLC
GENERAL PARTNER OF:
BAY CITY CAPITAL FUND IV, L.P.
BY:	BAY CITY CAPITAL LLC, ITS MANAGER

By:	/s/ Carl Goldfischer
Name:	Carl Goldfischer
Title:	Manager and Managing Director

Address:	750 Battery Street, Suite 400
San Francisco, CA 94111
Fax No.: (415) 837-0503

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

STEVEN J. MENTO AND LINDA A. MENTO AS TRUSTEES UNDER THE MENTO FAMILY TRUST DATED DECEMBER 29, 1994

By:	/s/ Steven J. Mento
Steven J. Mento, Trustee

Address:	16036 Country Day Road
Poway, CA 92064
Fax No.: (858) 673-5385

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

CHARLES J. CASHION AND MARTHA DIANE CASHION, AS TRUSTEE UDT (UNDER DECLARATION OF TRUST) DATED JULY 27, 1988, WHEREIN CHARLES J. CASHION AND MARTHA DIANE CASHION ARE TRUSTORS, OR ANY SUCCESSOR TRUSTEE THEREUNDER

By:	/s/ Charles J. Cashion, Trustee
	Name:	Charles J. Cashion
	Title:	Trustee

By:	/s/ Martha Diane Cashion, Trustee
	Name:	Martha Diane Cashion
	Title:	Trustee

Address:	18778 Olmeda Place
San Diego, CA 92128
Fax No.: (858) 558-8920

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

ALFRED P. SPADA, JR. AND JANICE SPADA, TRUSTEES, U.D.T. DATED FEBRUARY 6, 2007, THE ALFRED AND JANICE SPADA FAMILY TRUST

By:	/s/ Alfred P. Spada
	Name:	Alfred P. Spada, Ph.D.
	Title:	Trustee

By:	/s/ Janice Spada
	Name:	Janice Spada
	Title:	Trustee

Address:	2891 Camino Serbal
Carlsbad, CA 92009

Fax No.: (858) 558-8920

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

THE PAUL E. CAYER AND JENNIFER G. CAYER TRUST DATED MARCH 1, 2005

By:	/s/ Jennifer Cayer
	Name:	Jennifer Giottonini Cayer
	Title:	Trustee

Address:	PO Box 3362
Rancho Santa Fe, CA 92067
Fax No.: (858) 558-8920

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

HALE BIOPHARMA VENTURES LLC

By:	/s/ David F. Hale

Name:	David F. Hale
Title:	Chief Executive Officer

Address:	1042-B N. El Camino Real, Suite 430
Encinitas, California 92024-1322
Fax No.: (858) 756-3567

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

COÖPERATIEVE GILDE HEALTHCARE II U.A.

By:	/s/ Marc Oliver Perret /s/ Edwin de Graaf
Name:	Marc Oliver Perret/Edwin de Graaf
Title:	General Partners

Address:	Newtonlaan 91
P.O. Box 85067
3508 AB Utrecht
The Netherlands

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

ROCHE HOLDINGS, INC. a Delaware corporation

By:	/s/ Frank J. D’Angelo
Name:	Frank J. D’Angelo
Title:	VP & General Manager

Address:	340 Kingsland Street
Nutley, NJ 07110

FedEx:	150 Clove Road
8th Floor
Little Falls, NJ 07424

ROCHE FINANCE LTD a Swiss company

By:	/s/ Andreas Knierzinger
Name:	Andreas Knierzinger
Title:

By:	/s/ Carole Nuechterlein
Name:	Carole Nuechterlein
Title:	Authorized signatories

Address:	Grenzacherstrasse 122
Basel, Switzerland 4070

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

VP COMPANY INVESTMENTS 2004, LLC

By:	/s/ David Raab
Name:	David Raab
Title:	Member of Management Committee

Address:	555 W. Fifth Street, Suite 800
Los Angeles, California 90013-1010
Attention: Grant Johnson
Fax No.: (213) 891-7123

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

By:	/s/ Scott N. Wolfe
SCOTT N. WOLFE

Address:	c/o Latham & Watkins LLP
12636 High Bluff Dr., Suite 400
San Diego, CA 92130
Fax No.: (858) 523-5450

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

FAYE HUNTER RUSSELL TRUST U/T/D 7/11/88

By:	/s/ Faye H. Russell
Name:	Faye Hunter Russell
Title:	Trustee

Address:	c/o Latham & Watkins LLP
12636 High Bluff Dr., Suite 400
San Diego, CA 92130
Fax No.: (858) 523-5450

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:

By:	/s/ Cheston J. Larson
CHESTON J. LARSON

Address:	c/o Latham & Watkins LLP
12636 High Bluff Dr., Suite 400
San Diego, CA 92130
Fax No.: (858) 523-5450

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 29th day of March, 2011.

INVESTORS:

MPM BIOVENTURES IV-QP, L.P.

By:	MPM BIOVENTURES IV GP LLC, its General Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ James P. Spada
Name:	James P. Spada
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ James P. Spada
Name:	James P. Spada
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By:	MPM BIOVENTURES IV LLC, its Manager

By:	/s/ James P. Spada
Name:	James P. Spada
Title:	Member

MPM BIOVENTURES V, L.P.

By:	MPM BIOVENTURES V GP LLC, its General Partner
By:	MPM BIOVENTURES V LLC, its Managing Member

By:	/s/ James P. Spada
Name:	James P. Spada
Title:	Member

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

SCHEDULE A

INVESTORS

AGECHEM VENTURE FUND L.P.

ABERDARE VENTURES III, L.P.

ABERDARE PARTNERS III, L.P.

ADVENT PRIVATE EQUITY FUND IV

ADVENT MANAGEMENT IV L.P.

ADVENT PRIVATE EQUITY FUND III ‘A’

ADVENT PRIVATE EQUITY FUND III ‘B’

ADVENT PRIVATE EQUITY FUND III ‘C’

ADVENT PRIVATE EQUITY FUND III ‘D’

ADVENT PRIVATE EQUITY FUND III GMBH & CO KG

ADVENT PRIVATE EQUITY FUND III AFFILIATES

ADVENT MANAGEMENT III LP

BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P.

BAY CITY CAPITAL FUND IV, L.P.

COÖPERATIEVE GILDE HEALTHCARE II U.A.

STEVEN J. MENTO AND LINDA A. MENTO

AS TRUSTEES UNDER THE MENTO FAMILY TRUST DATED

DECEMBER 29, 1994

CHARLES J. CASHION AND MARTHA DIANE CASHION, AS TRUSTEE UDT (UNDER DECLARATION OF TRUST) DATED JULY 27, 1988, WHEREIN CHARLES J. CASHION AND MARTHA DIANE CASHION ARE TRUSTORS, OR ANY SUCCESSOR TRUSTEE THEREUNDER

ALFRED P. SPADA, JR. AND JANICE SPADA, TRUSTEES, U.D.T. DATED FEBRUARY 6, 2007, THE ALFRED AND JANICE SPADA FAMILY TRUST

THE PAUL E. CAYER AND JENNIFER G. CAYER TRUST DATED MARCH 1, 2005

HALE BIOPHARMA VENTURES LLC

ROCHE HOLDINGS, INC.

ROCHE FINANCE LTD

VP COMPANY INVESTMENTS 2004, LLC

SCOTT N. WOLFE

FAYE HUNTER RUSSELL TRUST U/T/D 7/11/88

CHESTON J. LARSON

MPM BIOVENTURES IV-QP, L.P.

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

MPM BIOVENTURES V, L.P.